EXHIBIT 99.4
                                                                    ------------

FITNESS DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
(DOLLARS - IN THOUSANDS)
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1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND CONSOLIDATION - The accompanying combined financial statements include the accounts of the fitness division of Schwinn/GT Corp. ("Schwinn"), Hebb Industries, Inc. ("Hebb") and Schwinn Holdings International ("SHI"), which are wholly-owned subsidiaries of Schwinn (collectively, the "Fitness Division"). Schwinn is engaged in the distribution of both bicycles and bicycle-related components and fitness equipment. Hebb and SHI are engaged solely in the manufacturing of and/or the distribution of fitness equipment.

     On September 20, 2001, Direct Focus, Inc. acquired substantially all the assets of the Fitness Division for a total cash purchase price of approximately $67.5 million cash, including acquisition costs. The purchase price is subject to adjustment based on the final calculation of net trade receivables and inventory as of the closing date. In accordance with the Asset Purchase Agreement between Direct Focus and Schwinn, the purchase price, based on the formula set forth in the Asset Purchase Agreement, should be finalized late in the fourth quarter of 2001.

     The combined statements of assets acquired and liabilities assumed include only the assets acquired and liabilities assumed in the September 20, 2001 acquisition of the Fitness Division, as defined in the Asset Purchase Agreement.

     The combined statements of sales, cost of sales and direct expenses include only the fitness related sales, cost of sales and direct expenses of the Fitness Division. Cost of sales and direct expenses include only those costs directly involved with the revenue producing activities of the Fitness Division. Direct expenses incurred by Schwinn that related to both cycling and fitness activities have been allocated, as applicable, to the Fitness Division. Because Hebb and SHI are engaged solely in fitness activities, all direct expenses of these subsidiaries have been included.

     Corporate, treasury, legal, tax, information systems and other similar corporate expenses are not considered direct expenses and have been excluded. Because of the exclusion of these expenses, the accompanying statements of sales, cost of sales and direct expenses are not indicative of the financial condition or results of operations of the Fitness Division.

     The combined statements of sales, cost of sales, and direct expenses and of assets acquired and liabilities assumed have been prepared on the accrual basis of accounting.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of the Fitness Division's financial instruments, which include trade receivables, trade payables, accrued liabilities and income taxes payable, approximates fair value due to the relatively short maturity of those financial instruments.

     USE OF ACCOUNTING ESTIMATES - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales, cost of sales and direct expenses during the reporting period. Actual results could differ from those estimates.

     VENDOR CONCENTRATIONS - The Fitness Division currently outsources a majority of its manufacturing to several key vendors located in Asia. Management believes that other vendors could provide similar services on comparable terms. However, a sudden required change in suppliers could cause a delay in receipt of products and a possible loss of sales, which would adversely affect operating results.

     FOREIGN CURRENCY - The accounts of foreign operations are measured using local currency as the functional currency. These accounts are translated into U.S. dollars using exchange rates in effect at period end for assets and liabilities and the average exchange rate during the period for sales, cost of sales and direct expenses.

     REVENUE RECOGNITION - Revenue from product sales is recognized at the time of shipment.

     INVENTORIES are stated at the lower of average cost or market. Finished goods consist primarily of fitness equipment and related parts and accessories.

     PROPERTY, PLANT AND EQUIPMENT is stated at cost. Major additions and improvements are capitalized while minor replacements, maintenance and repairs, which do not increase the useful lives of the property, plant and equipment, are expensed. When property, plant and equipment is retired or otherwise disposed, the related cost and accumulated depreciation are removed from the accounts and the net gain or loss is included in the determination of operating results. Depreciation is recorded on a straight-line basis by charges to costs and expenses at rates based on estimated useful lives, which range from 2 to 31.5 years.

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

2.   TRADE RECEIVABLES

     Trade receivables consist of the following:

                                                            DECEMBER 31,
                                                      2000               1999
                                                    --------           --------

     Trade                                          $ 27,953           $ 22,863
     Allowance for doubtful accounts                    (806)            (1,109)
                                                    --------           --------

         Trade receivables, net                     $ 27,147           $ 21,754
                                                    ========           ========

3.   INVENTORIES

     Inventories consist of the following:

                                                            DECEMBER 31,
                                                      2000               1999
                                                    --------           --------

     Finished goods                                 $ 17,722           $ 13,875
     Raw materials and supplies                        2,979              2,011
     Reserves                                           (810)              (766)
                                                    --------           --------

         Inventories, net                           $ 19,891           $ 15,120
                                                    ========           ========

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                            DECEMBER 31,
                                                      2000               1999
                                                    --------           --------

     Land and land improvements                     $    373           $    339
     Buildings and leasehold improvements                954              5,494
     Computer equipment                                8,100              6,182
     Production equipment                              8,437              6,971
     Furniture and fixtures                            5,516              5,677
     Automobiles and trucks                              856                724
     Accumulated depreciation                        (11,109)            (7,662)
                                                    --------           --------

         Property, plant and equipment, net         $ 13,127           $ 17,725
                                                    ========           ========

     Depreciation of property, plant and equipment included in cost of sales and direct expenses of the Fitness Division was $1,107 and $861 for the years ended December 31, 2000 and 1999, respectively. Purchases of property, plant and equipment were $3,873 and $6,269 for the years ended December 31, 2000 and 1999, respectively. During fiscal

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

     year 2000, Schwinn vacated several buildings they had occupied at December 31, 1999, resulting in the $4,540 decrease in buildings and leasehold improvements from December 31, 1999 to December 31, 2000.

     While Direct Focus acquired substantially all the property, plant and equipment of Schwinn, the results of the Fitness Division include only the depreciation on those assets used in the operations of the Fitness Division.

5.   CORPORATE ALLOCATIONS

     Certain operating expenses of Schwinn are shared by both the Fitness Division and the cycling divisions. These expenses include, but are not limited to, marketing, sales force, warehousing and distribution, traffic, purchasing and office facilities. These expenses are allocated to the Fitness Division based on factors such as sales volume, headcounts and square footage. Expenses allocated to the Fitness Division are as follows:

                                         YEAR ENDED DECEMBER 31,
                                          2000            1999
                                         ------          ------

     Cost of sales                       $  927          $  878
     Selling and marketing                1,222           1,679
     General and administrative             206           1,168
                                         ------          ------

            Total expenses               $2,355          $3,725
                                         ======          ======

     During the year ended December 31, 2000, certain expenses which were previously allocated to the Fitness Division were charged directly, thus resulting in a reduction of allocated expenses for the year ended December 31, 2000, as compared to the year ended December 31, 1999.

     Allocated expenses do not include corporate, treasury, legal, tax, information systems, interest, management fees and other similar corporate expenses. These expenses are not considered direct expenses of the Fitness Division.

6.   QUARTERLY NET SALES AND GROSS PROFIT OF THE FITNESS DIVISION (UNAUDITED)

     Following is a summary of the combined net sales and gross profit of the Fitness Division on a quarterly basis for the years ended December 31, 2000 and 1999:

                                                                        QUARTER ENDED
     YEAR ENDED DEC. 31, 2000          MARCH 31           JUNE 30          SEPT. 30           DEC. 31           TOTAL
                                       --------           -------          --------           -------           -----
     Net Sales                         $ 32,051          $ 17,362          $ 26,637          $ 38,254          $114,304

     Gross Profit                      $  9,748          $  5,082          $  8,137          $ 11,749          $ 34,716

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

                                                                        QUARTER ENDED
     YEAR ENDED DEC. 31, 1999          MARCH 31           JUNE 30          SEPT. 30           DEC. 31           TOTAL
                                       --------           -------          --------           -------           -----
     Net Sales                         $ 26,273          $ 13,486          $ 23,243          $ 34,647          $ 97,649

     Gross Profit                      $  8,765          $  4,076          $  7,946          $ 10,839          $ 31,626

     Sales of the Fitness Division have typically been weighted towards the winter months of the year, or in the fourth and first quarter of the calendar year. The majority of the Fitness Division's products are sold through retail channels, which typically experience peak consumer traffic during the winter holiday season.



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